 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 Vantis Dr.

Suite 170

Aliso Viejo, CA 92656

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2026, AEON Biopharma, Inc. (the “Company”) entered into an Amendment to Two-Year Milestone Warrant to Purchase Common Stock or Pre-Funded Warrants (the “Warrant Amendment”) with holders representing at least 67% of the shares of Common Stock and Pre-Funded Warrants issuable under the Company’s outstanding two-year milestone warrants issued on July 15, 2026 (the “Two-Year Warrants”). The Two-Year Warrants are exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), or pre-funded warrants to purchase Common Stock in lieu thereof (the “Pre-Funded Warrants”).

Effective November 2, 2026, the Warrant Amendment reduced the exercise price of the shares of Common Stock and Pre-Funded Warrants issuable upon exercise of the Two-Year Warrants from $0.3221 to $0.20 per share of Common Stock and from $0.3220 to $0.1999 per Pre-Funded Warrant. In connection with the Warrant Amendment, certain holders party thereto have agreed to exercise the Two-Year Warrants held by them at the reduced exercise price and the Company expects to receive approximately $6.2 million in gross proceeds from such exercise.

Pursuant to Section 5(l) of the Two-Year Warrants, the Warrant Amendment applies to all outstanding Two-Year Warrants, whether or not the holder entered into the Warrant Amendment. Except for the reduced exercise price, all other terms of the Two-Year Warrants, including the number of shares of Common Stock or Pre-Funded Warrants issuable upon exercise thereof and the expiration date, remain unchanged. As of October 30, 2026, 71,517,020 shares of AEON Common Stock were outstanding.

On September 30, 2026, the Company publicly announced that it had received Type 2b meeting minutes from the U.S. Food and Drug Administration that did not preclude advancement of ABP-450 toward a Biologics License Application under the Section 351(k) biosimilar pathway, thereby triggering the accelerated expiration of the Two-Year Warrants in accordance with their terms. The Two-Year Warrants expire on November 16, 2026. Holders may exercise the Two-Year Warrants prior to their expiration in accordance with the exercise procedures set forth therein, the form of which is incorporated by reference as Exhibit 4.1 hereto.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1

Form of Two-Year Milestone Warrant to Purchase Common Stock or Pre-Funded Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2026).

4.2	Amendment to Two-Year Milestone Warrant to Purchase Common Stock or Pre-Funded Warrants, dated November 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: November 3, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
Chief Executive Officer

Element	Value
dei:EntityCentralIndexKey	0001837607
dei:AmendmentFlag	false